                                                                     EXHIBIT 4.4

                             FIRST TRUST SUPPLEMENT

                                     to the

                                 TRUST AGREEMENT

                            dated as of June 1, 1996

                                     between

                       NELLIE MAE EDUCATION FUNDING, LLC,
                                  as Depositor

                                       and

                              FLEET NATIONAL BANK,
                                as Owner Trustee

                            Dated as of June 1, 1996

                                     Issuing

                                   $7,700,000

                            ASSET-BACKED CERTIFICATES

                                     1996-A

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----

                  ARTICLE 1
                  DEFINITIONS...............................................................    1

SECTION 1.1.      Definitions and Usage.....................................................    1

                  ARTICLE 2

                  AUTHORIZATION, TERMS AND ISSUANCE.........................................    2

SECTION 2.1.      Authorization of Series 1996-A Certificates...............................    2
SECTION 2.2.      Purposes..................................................................    2
SECTION 2.3.      Terms of Series 1996-A Certificates Generally.............................    2
SECTION 2.4.      Determination of Interest Rate on the Series 1996-A Certificates..........    3

                  ARTICLE 3

                  PAYMENT OF THE SERIES 1996-A CERTIFICATES PRIOR TO MATURITY...............    4

SECTION 3.1.      Payment of the Series 1996-A Certificates Prior to Maturity...............    4

                  ARTICLE 4

                  ESTABLISHMENT OF 1996-A SUBACCOUNTS AND DISPOSITION OF PROCEEDS...........    4

SECTION 4.1.      Establishment of Subaccounts..............................................    4
SECTION 4.2.      Disposition of Proceeds...................................................    5

                  ARTICLE 5

                  MISCELLANEOUS.............................................................    5

SECTION 5.1.      First Trust Supplement....................................................    5

SECTION 5.2.      Counterparts..............................................................    5

SECTION 5.3.      Governing Law.............................................................    5

SECTION 5.4.      Ratification of Trust Agreement...........................................    5



EXHIBIT A         FORM OF SERIES 1996-A CERTIFICATE.........................................  A-1

                             FIRST TRUST SUPPLEMENT

         THIS FIRST TRUST SUPPLEMENT, dated as of June 1, 1996, between NELLIE MAE EDUCATION FUNDING, LLC, a Delaware limited liability company, (the "Depositor") and FLEET NATIONAL BANK, a national banking association, not in its individual capacity but solely as owner trustee (the "Owner Trustee") under a Trust Agreement dated as of June 1, 1996 (the "Trust Agreement") relating to the Nellie Mae Education Loan Trust, a Massachusetts business trust (the "Trust").

                              PRELIMINARY STATEMENT

         Section 11.1(d) of the Trust Agreement provides, among other things, that without the consent of any Certificateholders but with prior notice by Depositor to the Rating Agencies by the Depositor, the Depositor and the Owner Trustee may enter into a Trust Supplement to authorize and set forth the terms of a Class of Trust Certificates. The Trust has duly authorized the creation of a Class of Certificates to be designated the Nellie Mae Education Loan Trust Asset-Backed Certificates, 1996-A (the "1996-A Certificates"), the Depositor has delivered the required notice by Depositor to the Rating Agencies and the Depositor and the Owner Trustee are executing and delivering this First Trust Supplement in order to provide for the 1996-A Certificates. The 1996-A Certificates represent undivided interests in the Trust.

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS AND USAGE. Unless the context shall clearly indicate some other meaning or may otherwise require, capitalized terms not defined herein are defined in Exhibit A to the Trust Agreement which also contains rules as to construction that are applicable herein.

         "Certificate Interest Rate" shall mean each variable rate of return annum borne by the 1996-A Certificates for each Interest Period as determined in accordance with the provisions of Section 2.4 hereof.

         "Certificate Spread" shall mean 0.625 percent (0.625%), or such other amount as may be determined from time to time in accordance with Section 2.4 hereof.

         "Closing Date" shall mean with respect to the 1996-A Certificates, July 12, 1996, the date of initial issuance and delivery of the 1996-A Certificates hereunder.

         "Deferred Interest" shall have the meaning set forth in Section 2.4 hereof.

         "Initial Period" shall mean the period commencing on the Closing Date and continuing through August 15, 1996.

         "Initial Certificate Interest Rate" shall mean a rate equal to 6.1289%.

         "Initial Rate Adjustment Date" shall mean August 15, 1996.

         "Interest Period" shall mean the Initial Period and thereafter each period commencing on a Rate Adjustment Date for the 1996-A Certificates and ending on the day before (i) the next Rate Adjustment Date or (ii) the Maturity Date of such Class, as applicable.

         "Maturity Date" shall mean December 15, 2018.

         "Net Loan Rate" shall mean the weighted average interest rate on the Financed Loans less one and eight-tenths percent (1.8%).

         "Rate Adjustment Date" shall mean the date on which the Certificate Interest Rate is effective and the date of commencement of each related Interest Period.

         "Rate Determination Date" shall mean the second Business Day immediately preceding the Rate Adjustment Date for such Interest Period.

         "Trust Supplement" means this First Trust Supplement, as from time to time amended or supplemented.

         "1996 Financed Loans" shall mean the Financed Loans purchased with the proceeds of the Series 1996-A Notes and the 1996-A Certificates.

                                    ARTICLE 2

                        AUTHORIZATION, TERMS AND ISSUANCE

         SECTION 2.1. AUTHORIZATION OF SERIES 1996-A CERTIFICATES. There is hereby authorized by the Trust a single class of 1996-A Certificates designated the "Nellie Mae Education Loan Trust Asset- Backed Certificates Series 1996-A" (the "1996-A Certificates") in the aggregate principal amount of $7,700,000. The 1996-A Certificates shall be identified with the Nellie Mae Education Loan Trust Asset- Backed Notes Series 1996-A.

         SECTION 2.2. PURPOSES. The Financed Student Loans will be pledged by the Trust to the Indenture Trustee pursuant to the terms of the Master Indenture. The 1996-A Certificates are authorized to finance the acquisition by the Trust of the Financed Loans and to make deposits into the Funds and Accounts.

         SECTION 2.3. TERMS OF SERIES 1996-A CERTIFICATES GENERALLY. The 1996-A Certificates shall be issued in fully registered form, in substantially the form set forth in Exhibit A hereto, with such variations, omissions and insertions as may be required by the circumstances, as may be required or permitted by the Trust Agreement and this First Trust Supplement, or be consistent with the Trust Agreement and this First Trust Supplement and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

         The 1996-A Certificates may be issued only in Authorized Denominations. The 1996-A Certificates shall be dated as of the Closing Date. The 1996-A Certificates shall mature on December 15, 2018, the Maturity Date.

         The 1996-A Certificates shall be numbered in consecutive numerical order from A-1 upwards. The 1996-A Certificates shall be subject to prepayment and mandatory distributions of principal prior to maturity as provided in
Section 5.1 of the Trust Agreement.

         Principal of the 1996-A Certificates shall be payable on the Maturity Date, unless earlier paid as provided herein. Each 1996-A Certificate shall bear interest at a rate determined in accordance with the provisions and subject to the limitations set forth in Section 2.4 hereof. Interest shall accrue on the Certificate Balance from time to time Outstanding until the principal of such 1996-A Certificate has been paid in full or payment has been duly provided for, as the case may be, and shall accrue from the later of the Closing Date or the most recent Distribution Date to which interest has been paid or duly provided for in full and shall be computed on the basis set forth in Section 2.4 hereof. Interest on the 1996-A Certificates shall be paid on each Distribution Date (except to the extent that moneys are not available to pay Deferred Interest) and on each date of payment or prepayment of principal thereof to the extent of interest accrued on the principal then being paid or prepaid.

         Payments of principal of and interest on each 1996-A Certificate shall be made by the Owner Trustee from its Principal Corporate Trust Operations Office, in lawful money of the United States, and payment of interest of each 1996-A Certificate shall, if the Holder thereof holds $1,000,000 or more in aggregate principal amount of 1996-A Certificates, be made by the deposit or wire transfer of immediately available funds to the credit of an account located within the United States specified by such Holder in duly executed instructions, with signature guaranteed in a manner satisfactory to the Owner Trustee, delivered to the Owner Trustee no less than ten (10) Business Days prior to the first Distribution Date for which such deposit or wire transfer of payment of interest is to be effective. If such instructions are not delivered to the Owner Trustee by the Holder of $1,000,000 or more in aggregate principal amount of 1996-A Certificates in accordance with this paragraph, and for all other Holders, payment of interest shall be made by check mailed on the applicable Distribution Date to the Holder's address as it appears on the books of registry maintained by the Owner Trustee pursuant to Section 3.4 of the Trust Agreement. Wire transfers to a Holder made pursuant to this Section 2.3 shall be made without expense to such Holder.

         SECTION 2.4. DETERMINATION OF INTEREST RATE ON THE SERIES 1996-A CERTIFICATES. The 1996- A Certificates shall bear interest determined as provided in this Section 2.4. During the Initial Period and each Interest Period thereafter, interest shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty
(360) days.

         The Certificate Interest Rate to be borne by the 1996-A Certificates during the Initial Period shall be the Initial Rate. The Certificate Interest Rate to be borne by the 1996-A Certificates during each Interest Period thereafter shall be determined on each Rate Determination Date for each such Interest Period and shall be equal to the sum of the LIBOR Rate and the Certificate Spread, provided, however, that the Certificate Interest Rate borne by the 1996-A Certificates at any time shall not be greater than eighteen percent (18%) per annum. Such Certificate Interest Rate shall be determined by the Owner Trustee and announced to the Issuer by written notice given on each Rate Determination Date. Such Certificate Interest Rate shall take effect on the Rate Adjustment Date immediately succeeding such Rate Determination Date.

         The determination of the Certificate Interest Rate by the Owner Trustee shall be conclusive and binding on the Holders of the 1996-A Certificates, the Issuer and the Owner Trustee absent manifest error. If the Owner Trustee shall fail to determine the Certificate Interest Rate for the 1996-A Certificates on any Rate Determination Date pursuant to the preceding sentence, the Certificate Interest Rate most recently determined for such 1996-A Certificates shall remain in effect.

         Notwithstanding anything contained herein to the contrary, in the event that the Certificate Interest Rate on the 1996-A Certificates for any Interest Period exceeds the applicable Net Loan Rate, the Certificateholders will receive interest payments on the 1996-A Certificates for such Interest Period in an amount equal to the applicable Net Loan Rate; the difference between the Certificate Interest Rate and, prior to the Maturity Date, the Net Loan Rate for such an Interest Period shall be deferred ("Deferred Interest") and paid to the Certificateholders on the next succeeding Distribution Date on which funds are available therefor. On the last Business Day of each Interest Period, the Issuer shall notify the Owner Trustee of the Net Loan Rate for such Interest Period.

         Notwithstanding the foregoing, the rate of interest on any 1996-A Certificate for the Initial Period or any Interest Period thereafter shall not be in excess of the maximum rate of interest which may be charged or collected by the Holder thereof pursuant to provisions of federal or state law applicable to such Holder.

                                    ARTICLE 3

           PAYMENT OF THE SERIES 1996-A CERTIFICATES PRIOR TO MATURITY

       SECTION 3.1  PAYMENT OF THE SERIES 1996-A CERTIFICATES PRIOR TO MATURITY.

         (a) Mandatory Principal Distributions. In accordance with Section 5.1 of the Trust Agreement, the 1996-A Certificates are subject to mandatory principal distributions on each Distribution Date, but only at such times as there shall be amounts in excess of $5,000 in the 1996-A Subaccount within the Certificate Payment Account in the Certificate Fund. Principal of the Certificates shall not be prepaid unless no Series 1996-A Notes remain Outstanding.

         (b) Optional Purchase Payment. On any Distribution Date on or after which the Balance in the 1996-A Account in the Student Loan Portfolio Fund is equal to or less than ten percent (10%) of the Initial Pool Balance with respect to the 1996 Financed Loans, the Seller may repurchase all remaining 1996 Financed Loans at a price equal to the outstanding principal balance of the 1996 Financed Loans, plus accrued and unpaid interest. The proceeds of the sale of the remaining 1996 Financed Loans shall be credited to the 1996-A Subaccount in the Note Payment Account within the Note Fund and used on such Distribution Date to make mandatory principal distributions on the A-2 Notes, if any A-2 Notes remain Outstanding.

         Pursuant to Section 4.6(b) of the Master Indenture, after all of the Series 1996-A Notes have been paid in full, any amounts remaining in the 1996-A Subaccount in the Note Payment Account in the Note Fund shall be transferred to the Owner Trustee. Pursuant to Section 5.1(a) of the Trust Agreement, amounts received by the Owner Trustee pursuant to Section 4.6(b) of the Master Indenture shall be deposited in the 1996-A Subaccount in the Certificate Payment Account in the Certificate Fund to make mandatory principal distributions.

                                    ARTICLE 4

         ESTABLISHMENT OF 1996-A SUBACCOUNTS AND DISPOSITION OF PROCEEDS

         SECTION 4.1. ESTABLISHMENT OF SUBACCOUNTS. The 1996-A Subaccount within the Certificate Interest Account and the 1996-A Subaccount within the Certificate Payment Account are hereby established.

        SECTION 4.2. DISPOSITION OF PROCEEDS. The proceeds of the 1996-A Certificates shall be transferred to the Indenture Trustee and shall be applied, together with the proceeds of the 1996-A Notes, as set forth in the First Terms Supplement.

                                    ARTICLE 5

                                  MISCELLANEOUS

         SECTION 5.1. FIRST TRUST SUPPLEMENT. This First Trust Supplement is adopted pursuant to the provisions of the Trust Agreement.

         SECTION 5.2. COUNTERPARTS. This First Trust Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 5.3. GOVERNING LAW. This First Trust Supplement shall be governed by and construed in accordance with the laws of the Commonwealth.

         SECTION 5.4. RATIFICATION OF TRUST AGREEMENT. As supplemented by this First Trust Supplement, the Trust Agreement as so supplemented by this First Trust Supplement shall be read, taken and construed as one and the same instrument. Each addition to and amendment of the Trust Agreement contained herein is solely for purposes of the 1996-A Certificates, and shall have no effect on any other Class of Certificates of Notes issued pursuant to the Trust Agreement. If any term of this First Trust Supplement conflicts with any term of the Trust Agreement, this First Trust Supplement shall control for purposes of the 1996-A Certificates.

         Fleet National Bank acts solely as Owner Trustee and not in its individual capacity and no trustee, shareholder, officer, employee or agent of Fleet National Bank shall be held personally liable in connection with the affairs of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this First Trust Supplement to be duly executed as of the day and year first above written.

                         NELLIE MAE EDUCATION FUNDING, LLC

                              By Nellie Mae, Inc. as Class A Manager

                         By:   /s/ John F. Remondi
                              --------------------------------------
                              Name:  John F. Remondi
                              Title: Treasurer

                         FLEET NATIONAL BANK, not in its individual capacity but solely as Owner Trustee,

                         By:   /s/ Chi C. Ma
                              --------------------------------------
                              Name:  Chi Ma
                              Title:  Assistant Vice President

                                                                       EXHIBIT A

                        FORM OF SERIES 1996-A CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

         THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL
AGENCY.

                     [THIS CERTIFICATE IS NONTRANSFERABLE.]1

NUMBER               $7,700,000
CUSIP NO.

                         NELLIE MAE EDUCATION LOAN TRUST

                            ASSET BACKED CERTIFICATES

         evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by Nellie Mae Education Funding, LLC.

         (This Certificate does not represent an interest in or obligation of the Depositor or NMI Education Loan Corporation ("NMELC") (as defined below), the Servicer (as defined below), the Owner Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

         THIS CERTIFIES THAT Cede & Co. is the registered owner of $7,700,000 dollars non-assessable, fully-paid, undivided interest in the Nellie Mae Education Loan Trust (the "Trust"), a trust formed under the laws of The Commonwealth of Massachusetts by Nellie Mae Education Funding, LLC (the "Depositor"). The Trust was created pursuant to a Trust Agreement dated as of June 1, 1996 (the "Trust Agreement") between the Depositor and Fleet National Bank, a national banking association, not in its individual capacity but solely as owner trustee on behalf of the Trust (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Exhibit A to the Trust Agreement.

- --------
1 To be included only on the Certificates issued to Nellie Mae Funding, LLC and NMI Education Loan Corporation on the Closing Date and any Certificates issued in exchange therefor.

         This Certificate is one of the duly authorized Certificates designated as "Asset Backed Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provision and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "1996 Financed Loans"), all moneys paid thereunder on or after July 12, 1996 (or, in the case of Financed Loans that constitute Additional Financed Loans, on or after the date such Additional Financed Loans are acquired, certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement, the Sales Agreement, the Servicing Agreement and the Administration Agreement and all proceeds of the foregoing. The rights of the holders of the Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes issued under the Indenture dated June 1, 1996 between the Trust and State Street Bank and Trust Company, as Indenture Trustee, and designated as "Asset Backed Notes", as set forth in the Trust Agreement, Indenture and the Administration Agreement.

         Under the Trust Agreement, to the extent of funds available therefor, distributions will be made on the Certificates on each Distribution Date at the Certificate Interest Rate (as defined below), commencing on August 15, 1996, to the person in whose name this Certificate is registered as of the close of business on the last day of the month immediately preceding the Distribution Date (such day the "Record Date") in the manner set forth in the Trust Agreement and the Indenture. The Maturity Date is December 15, 2018.

         Each holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate from available funds are subordinated to the rights of the Noteholders as described in the Trust Agreement and the Indenture.

         It is the intent of the Depositor, NMELC, the Administrator and the Certificateholders that, solely for Federal income tax purposes, the Trust will be treated as a partnership and the Certificateholders (including Nellie Mae Education Funding, LLC and NMELC in their capacity as recipients of distributions from the excess amounts in the Revenue Fund) will be treated as partners in that partnership. Nellie Mae Education Funding, LLC, NMELC and the other Certificateholders by acceptance of a Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Certificate), agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such Federal income tax purposes as partnership interests in the Trust.

         Each Certificateholder or Certificate Owner, by its acceptance of a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Securities Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose of the Owner Trustee in the City of Boston, Massachusetts.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized representative of the Owner Trustee or its authenticating agent, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Administration Agreement or be valid for any purpose.

         The Certificates do not represent an obligation of, or an interest in, the Depositor, the Administrator, the Owner Trustee, USA Group Loan Services, Inc., as Servicer or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth herein, in the Trust Agreement or in the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections respecting the Financed Loans, all as more specifically set forth in the Trust Agreement. A copy of each of the Trust Agreement, the Sales Agreement, the Purchase Agreement, the Servicing Agreement, the Indenture and the Administration Agreement may be examined during normal business hours at the principal office of the Administrator, and at such other places, if any, designated by the Administrator, by any Certificateholder upon request.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of the Notes and the Certificates each voting as a class evidencing not less than a majority of the outstanding principal balance of the Notes and the Certificate Balance. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by Fleet National Bank in its capacity as Certificate Registrar, or by any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations of $20,000 or in integral multiples in excess thereof; provided, however, that the Certificates issued to the Nellie Mae Education Funding, LLC and NMELC may be issued in such denominations as to include any residual amount of the Certificate Balance. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee and the Certificate Registrar and any agent of the Owner Trustee and the Certificate Registrar treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Owner Trustee nor the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         This Certificate (including any beneficial interests therein) may not be transferred directly or indirectly to a Benefit Plan. By accepting and holding this Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         This Certificate may not be transferred to any person who is not a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Indenture and the Administration Agreement and the disposition of all property held as part of the Trust.

         This Certificate shall be construed in accordance with the laws of the Commonwealth, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Fleet National Bank acts solely as Owner Trustee and not in its individual capacity and no trustee, shareholder, officer, employee or agent of Fleet National Bank shall be held personally liable in connection with the affairs of the Trust.

         IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed as of the date set forth below.

                                      NELLIE MAE EDUCATION LOAN TRUST

                                      By:  Fleet National Bank,
                                           not in its individual
ATTEST:                                    capacity but solely as
                                           Owner Trustee,

By:                                   By:
   -------------------------             --------------------------------
     Name:                                      Authorized Signatory
     Title:

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This Certificate is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                      FLEET NATIONAL BANK, not in its individual capacity but solely as Owner Trustee,

                                      By:
                                         ---------------------------------------
                                              Name:  Chi Ma
                                              Title:  Assistant Vice President

Date:  July    , 1996

                                      By:
                                         ---------------------------------------
                                              Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OR ASSIGNEE


- --------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing
                           ----------------------------------------------------

Attorney to transfer said Certificate on the books of the Certificate Registrar,

with full power of substitution in the premises.

Dated:
                                             ------------------*


         Signature Guaranteed:
                                             ------------------*



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                       [END OF FORM OF 1996-A CERTIFICATE]